Exhibit 99.3

1 1 RESERVOIR INVESTOR PRESENTATION

DISCLAIMER

THIS PRESENTATION (THIS "PRESENTATION") IS PROVIDED FOR INFORMATION PURPOSES ONLY AND HAS BEEN PREPARED TO ASSIST INTERESTED PARTIES IN MAKING THEIR OWN EVALUATION WITH RESPECT TO A POTENTIAL BUSINESS COMBINATION BETWEEN ROTH CH ACQUISITION II CO. ("ROCC") AND RESERVOIR HOLDINGS, INC. ("RESERVOIR" OR THE "COMPANY") AND RELATED TRANSACTIONS (THE "PROPOSED BUSINESS COMBINATION") AND FOR NO OTHER PURPOSE.

NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED ARE GIVEN IN, OR IN RESPECT OF, THIS PRESENTATION. TO THE FULLEST EXTENT PERMITTED BY LAW IN NO CIRCUMSTANCES WILL ROCC, RESERVOIR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, STOCKHOLDERS, AFFILIATES, REPRESENTATIVES, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, ADVISERS OR AGENTS BE RESPONSIBLE OR LIABLE FOR ANY DIRECT, INDIRECT OR CONSEQUENTIAL LOSS OR LOSS OF PROFIT ARISING FROM THE USE OF THIS PRESENTATION, ITS CONTENTS, ITS OMISSIONS, RELIANCE ON THE INFORMATION CONTAINED WITHIN IT, OR ON OPINIONS COMMUNICATED IN RELATION THERETO OR OTHERWISE ARISING IN CONNECTION THEREWITH. INDUSTRY AND MARKET DATA USED IN THIS PRESENTATION HAVE BEEN OBTAINED FROM THIRD-PARTY INDUSTRY PUBLICATIONS AND SOURCES AS WELL AS FROM RESEARCH REPORTS PREPARED FOR OTHER PURPOSES. NEITHER ROCC NOR RESERVOIR HAS INDEPENDENTLY VERIFIED THE DATA OBTAINED FROM THESE SOURCES AND CANNOT ASSURE YOU OF THE DATA'S ACCURACY OR COMPLETENESS. THIS DATA IS SUBJECT TO CHANGE. IN ADDITION, THIS PRESENTATION DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT MAY BE REQUIRED TO MAKE A FULL ANALYSIS OF RESERVOIR OR THE PROPOSED BUSINESS COMBINATION. VIEWERS OF THIS PRESENTATION SHOULD EACH MAKE THEIR OWN EVALUATION OF RESERVOIR AND OF THE RELEVANCE AND ADEQUACY OF THE INFORMATION AND SHOULD MAKE SUCH OTHER INVESTIGATIONS AS THEY DEEM NECESSARY.

FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS INCLUDED IN THIS PRESENTATION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR PROVISIONS UNDER THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS GENERALLY ARE ACCOMPANIED BY WORDS SUCH AS "BELIEVE," "MAY," "WILL," "ESTIMATE," "CONTINUE," "ANTICIPATE," "INTEND," "EXPECT," "SHOULD," "WOULD," "PLAN," "PREDICT," "POTENTIAL," "SEEM," "SEEK," "FUTURE," "OUTLOOK," "MODEL," "TARGET," "GOAL," AND SIMILAR EXPRESSIONS THAT PREDICT OR INDICATE FUTURE EVENTS OR TRENDS OR THAT ARE NOT STATEMENTS OF HISTORICAL MATTERS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REGARDING ESTIMATES AND FORECASTS OF OTHER FINANCIAL AND PERFORMANCE METRICS AND PROJECTIONS OF MARKET OPPORTUNITY. THESE STATEMENTS ARE BASED ON VARIOUS ASSUMPTIONS, WHETHER OR NOT IDENTIFIED IN THIS PRESENTATION, AND ON THE CURRENT EXPECTATIONS OF ROCC'S AND RESERVOIR'S MANAGEMENT AND ARE NOT PREDICTIONS OF ACTUAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY AND ARE NOT INTENDED TO SERVE AS, AND MUST NOT BE RELIED ON BY ANY INVESTOR AS, A GUARANTEE, AN ASSURANCE, A PREDICTION OR A DEFINITIVE STATEMENT OF FACT OR PROBABILITY. ACTUAL EVENTS AND CIRCUMSTANCES ARE DIFFICULT OR IMPOSSIBLE TO PREDICT AND WILL DIFFER FROM ASSUMPTIONS. MANY ACTUAL EVENTS AND CIRCUMSTANCES ARE BEYOND THE CONTROL OF ROCC AND RESERVOIR. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING CHANGES IN DOMESTIC AND FOREIGN BUSINESS, MARKET, FINANCIAL, POLITICAL AND LEGAL CONDITIONS; THE INABILITY OF THE PARTIES TO SUCCESSFULLY OR TIMELY CONSUMMATE THE PROPOSED BUSINESS COMBINATION, INCLUDING THE RISK THAT ANY REQUIRED REGULATORY APPROVALS ARE NOT OBTAINED, ARE DELAYED OR ARE SUBJECT TO UNANTICIPATED CONDITIONS THAT COULD ADVERSELY AFFECT THE COMBINED COMPANY OR THE EXPECTED BENEFITS OF THE PROPOSED BUSINESS COMBINATION OR THAT THE APPROVAL OF THE STOCKHOLDERS OF ROCC OR RESERVOIR IS NOT OBTAINED; FAILURE TO REALIZE THE ANTICIPATED BENEFITS OF THE PROPOSED BUSINESS COMBINATION; RISKS RELATING TO THE UNCERTAINTY OF THE PROJECTED FINANCIAL INFORMATION WITH RESPECT TO RESERVOIR; RISKS RELATED TO THE ORGANIC AND INORGANIC GROWTH OF RESERVOIR'S BUSINESS AND THE TIMING OF EXPECTED BUSINESS MILESTONES; THE EFFECTS OF COMPETITION ON RESERVOIR'S FUTURE BUSINESS; THE AMOUNT OF REDEMPTION REQUESTS MADE BY ROCC'S STOCKHOLDERS; THE ABILITY OF ROCC OR THE COMBINED COMPANY TO ISSUE EQUITY OR EQUITY-LINKED SECURITIES OR OBTAIN DEBT FINANCING IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION OR IN THE FUTURE, AND THOSE FACTORS DISCUSSED IN ROCC'S FINAL PROSPECTUS DATED DECEMBER 10, 2020 UNDER THE HEADING "RISK FACTORS," AND OTHER DOCUMENTS OF ROCC FILED, OR TO BE FILED, WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). IF ANY OF THESE RISKS MATERIALIZE OR OUR ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THERE MAY BE ADDITIONAL RISKS THAT NEITHER ROCC NOR RESERVOIR PRESENTLY KNOW OR THAT ROCC AND RESERVOIR CURRENTLY BELIEVE ARE IMMATERIAL THAT COULD ALSO CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS REFLECT ROCC'S AND RESERVOIR'S EXPECTATIONS, PLANS OR FORECASTS OF FUTURE EVENTS AND VIEWS AS OF THE DATE OF THIS PRESENTATION. ROCC AND RESERVOIR ANTICIPATE THAT SUBSEQUENT EVENTS AND DEVELOPMENTS WILL CAUSE ROCC'S AND RESERVOIR'S ASSESSMENTS TO CHANGE. HOWEVER, WHILE ROCC AND RESERVOIR MAY ELECT TO UPDATE THESE FORWARD-LOOKING STATEMENTS AT SOME POINT IN THE FUTURE, ROCC AND RESERVOIR SPECIFICALLY DISCLAIM ANY OBLIGATION TO DO SO. THESE FORWARD-LOOKING STATEMENTS SHOULD NOT BE RELIED UPON AS REPRESENTING ROCC'S AND RESERVOIR'S ASSESSMENTS AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESENTATION. ACCORDINGLY, UNDUE RELIANCE SHOULD NOT BE PLACED UPON THE FORWARD-LOOKING STATEMENTS.

© 2021 Reservoir Media Management Inc. CONFIDENTIAL – NOT FOR CIRCULATION

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DISCLAIMER

USE OF PROJECTIONS

THIS PRESENTATION CONTAINS PROJECTED FINANCIAL INFORMATION WITH RESPECT TO RESERVOIR. SUCH PROJECTED FINANCIAL INFORMATION CONSTITUTES FORWARD-LOOKING INFORMATION, AND IS FOR ILLUSTRATIVE PURPOSES ONLY AND SHOULD NOT BE RELIED UPON AS NECESSARILY BEING INDICATIVE OF FUTURE RESULTS. THE ASSUMPTIONS AND ESTIMATES UNDERLYING SUCH FINANCIAL FORECAST INFORMATION ARE INHERENTLY UNCERTAIN AND ARE SUBJECT TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE AND OTHER RISKS AND UNCERTAINTIES. SEE "FORWARD-LOOKING STATEMENTS" ABOVE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS CONTEMPLATED BY THE FINANCIAL FORECAST INFORMATION CONTAINED IN THIS PRESENTATION, AND THE INCLUSION OF SUCH INFORMATION IN THIS PRESENTATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY ANY PERSON THAT THE RESULTS REFLECTED IN SUCH FORECASTS WILL BE ACHIEVED.

FINANCIAL INFORMATION; NON-GAAP FINANCIAL MEASURES

THE FINANCIAL INFORMATION AND DATA CONTAINED IN THIS PRESENTATION IS UNAUDITED AND DOES NOT CONFORM TO REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA MAY NOT BE INCLUDED IN, MAY BE ADJUSTED IN OR MAY BE PRESENTED DIFFERENTLY IN, ANY PROXY STATEMENT/PROSPECTUS OR REGISTRATION STATEMENT TO BE FILED BY ROCC WITH THE SEC, AND SUCH DIFFERENCES MAY BE MATERIAL. IN PARTICULAR, ALL RESERVOIR PROJECTED FINANCIAL INFORMATION INCLUDED HEREIN IS PRELIMINARY AND SUBJECT TO RISKS AND UNCERTAINTIES. ANY VARIATION BETWEEN RESERVOIR'S ACTUAL RESULTS AND THE PROJECTED FINANCIAL INFORMATION INCLUDED HEREIN MAY BE MATERIAL.

SOME OF THE FINANCIAL INFORMATION AND DATA CONTAINED IN THIS PRESENTATION, SUCH AS EBITDA AND UNLEVERED FREE CASH FLOW, HAVE NOT BEEN PREPARED IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). ROCC AND RESERVOIR BELIEVE THAT THE USE OF THESE NON-GAAP FINANCIAL MEASURES PROVIDES AN ADDITIONAL TOOL FOR INVESTORS TO USE IN EVALUATING HISTORICAL OR PROJECTED OPERATING RESULTS AND TRENDS IN AND IN COMPARING RESERVOIR'S FINANCIAL MEASURES WITH OTHER SIMILAR COMPANIES, MANY OF WHICH PRESENT SIMILAR NON-GAAP FINANCIAL MEASURES TO INVESTORS. MANAGEMENT DOES NOT CONSIDER THESE NON-GAAP MEASURES IN ISOLATION OR AS AN ALTERNATIVE TO FINANCIAL MEASURES DETERMINED IN ACCORDANCE WITH GAAP. THE PRINCIPAL LIMITATION OF THESE NON-GAAP FINANCIAL MEASURES IS THAT THEY EXCLUDE SIGNIFICANT EXPENSES AND REVENUE THAT ARE REQUIRED BY GAAP TO BE RECORDED IN RESERVOIR'S FINANCIAL STATEMENTS. IN ADDITION, THEY ARE SUBJECT TO INHERENT LIMITATIONS AS THEY REFLECT THE EXERCISE OF JUDGMENTS BY MANAGEMENT ABOUT WHICH EXPENSE AND REVENUE ITEMS ARE EXCLUDED OR INCLUDED IN DETERMINING THESE NON-GAAP FINANCIAL MEASURES. IN ORDER TO COMPENSATE FOR THESE LIMITATIONS, MANAGEMENT PRESENTS HISTORICAL NON-GAAP FINANCIAL MEASURES IN CONNECTION WITH GAAP RESULTS. YOU SHOULD REVIEW RESERVOIR'S AUDITED FINANCIAL STATEMENTS, WHICH WILL BE INCLUDED IN THE PROXY STATEMENT (AS DEFINED BELOW). HOWEVER, NOT ALL OF THE INFORMATION NECESSARY FOR A QUANTITATIVE RECONCILIATION OF THE FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES IS AVAILABLE WITHOUT UNREASONABLE EFFORTS AT THIS TIME.

IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND WHERE TO FIND IT

IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, ROCC INTENDS TO FILE A PROXY STATEMENT (THE "PROXY STATEMENT") WITH THE SEC, WHICH WILL BE DISTRIBUTED TO HOLDERS OF ROCC'S COMMON STOCK IN CONNECTION WITH ROCC'S SOLICITATION OF PROXIES FOR THE VOTE BY ROCC'S STOCKHOLDERS WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT. ROCC WILL MAIL A DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE, TO ITS STOCKHOLDERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, ANY AMENDMENTS THERETO AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROCC, RESERVOIR AND THE PROPOSED BUSINESS COMBINATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY ROCC THROUGH THE WEBSITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV, OR BY DIRECTING A REQUEST TO ROCC AT 888 SAN CLEMENTE DRIVE, SUITE 400, NEWPORT BEACH, CA 92660.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PARTICIPANTS IN THE SOLICITATION

ROCC AND RESERVOIR AND THEIR RESPECTIVE DIRECTORS AND CERTAIN OF THEIR RESPECTIVE EXECUTIVE OFFICERS AND OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF ROCC IS SET FORTH IN ITS FINAL PROSPECTUS DATED DECEMBER 10, 2020. ADDITIONAL INFORMATION REGARDING THE PARTICIPANTS IN THE PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, WILL BE INCLUDED IN THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS TO BE FILED WITH THE SEC REGARDING THE PROPOSED BUSINESS COMBINATION WHEN THEY BECOME AVAILABLE. STOCKHOLDERS, POTENTIAL INVESTORS AND OTHER INTERESTED PERSONS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS. YOU MAY OBTAIN FREE COPIES OF THESE DOCUMENTS AS INDICATED ABOVE.

NO OFFER OR SOLICITATION

THIS PRESENTATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. NO OFFERING OF SECURITIES WILL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

TRADEMARKS

THIS PRESENTATION CONTAINS TRADEMARKS, SERVICE MARKS, TRADE NAMES AND COPYRIGHTS OF ROCC, RESERVOIR AND OTHER COMPANIES, WHICH ARE PROPERTY OF THEIR RESPECTIVE OWNERS.

© 2021 Reservoir Media Management, Inc. CONFIDENTIAL – NOT FOR CIRCULATION

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4 4 PROPOSED TRANSACTION SUMMARY 4 • Reservoir Holdings, Inc. (“Reservoir”) and ROTH CH Acquisition II Co. (“ROCC”) executed a definitive merger agreement to enter a business combination (the “Transaction”) • Target Transaction close by Q3 2021 • Upon the closing of the Transaction, Reservoir will be a publicly listed company on NASDAQ under the ticker Nasdaq: RSVR TRANSACTION OVERVIEW • The Transaction contemplates a post - money equity value of approximately $740M; adjusted enterprise value of approximately $788M 2 • Implies 20.0x FY2022E Pro Forma Run - Rate Adj. EBITDA of $39.4M 3 • Existing Reservoir shareholders are rolling 100% of their equity as part of the Transaction • Reservoir shareholders are expected to receive approximately 60% of the combined company’s pro forma equity upon the closing of the business combination • In connection with the Transaction, Reservoir has signed subscription agreements with institutional investors for a $150M common stock PIPE at $10.00 per share • The Transaction, together with the PIPE and $115M in cash from ROCC’s trust, will result in approximately $246M of cash going to Reservoir’s balance sheet, net of estimated expenses 1 FINANCIALS AND VALUATION 1 1 Assumes no existing ROCC shareholders exercise redemption rights 2 Adjusted to give pro forma effect for a $100M pipeline acquisition currently under exclusivity that is expected to contribute $ 5.7M of run - rate FY2022E Adjusted EBITDA. Reservoir and the counterparties to this acquisition have certain non - management overlapping shareholders and Board members who will financially benefit from the transaction 3 See reconciliation on slide 56 - 57

5 WHAT ROCC LIKES ABOUT RESERVOIR 5 x Uncorrelated Asset Class x Attractive Industry Dynamics and Powerful Secular Tailwinds x Substantial Cash Flow Generation x M&A Machine ▪ Active Ownership Approach Driving Down Transaction Multiples ▪ Infrastructure in Place Creates Substantial Operating Leverage x Founder - Led Owners Rolling 100% of their Equity 1 Assumes no existing ROCC shareholders exercise redemption rights 2 Adjusted to give pro forma effect for a $100M pipeline acquisition currently under exclusivity that is expected to contribute $ 5.7M of run - rate FY2022E Adjusted EBITDA 3 See reconciliation on slide 55 - 56

6 6 WHO WE ARE

7 MANAGEMENT TEAM Golnar Khosrowshahi Founder & CEO __________ 27 years in the industry Rell Lafargue President & COO __________ 27 years in the industry Jim Heindlmeyer CFO __________ 24 years in the industry

The ISLEY BROTHERS
MIDDLE CHILD
RAY CHARLES
SLIDE

RESERVOIR

Independent music company founded as a family-owned business in 2007

- Best-in-class music publishing business since inception
- Acquired robust recorded music business in 2019
- $400M+ of capital deployed through M&A platform with significant deal pipeline
- $100M+ of futures spend with enhanced risk/return profile vs. traditional recorded music
- Based in New York City, with offices in Los Angeles, Nashville, London, Toronto, and Abu Dhabi

FY2021E Revenue

$67M Music Publishing	$13M Recorded Music & Other	=	$80M Total

Note: FY2021E ends March 31, 2021

AWARDS & ACCOMPLISHMENTS

- Regular Top 10 U.S. Market Share ranking in Billboard's Publishers Quarterly
  - Most recently #9 with 1.5% market share for Hot 100 Songs Q42020
- Music Week Awards Independent Publisher of the Year 2020
- Music Business Worldwide's The A&R Awards Publisher of the Year 2019 & 2017
- Founder/CEO Golnar Khosrowshahi
  - Billboard's Power List 2020
  - Billboard's Most Powerful Women in Music 2017, 2018, 2019, 2020
- Association of Independent Music Publishers NY Indie Award 2018
- 16 Songwriter Hall of Fame inductions

8

9 1 Assumes $115M SPAC cash in trust and $ 150M PIPE deployed at fiscal year end 2021E 2 Includes public company costs of $4M for both periods 3 Assumes $200M of capital deployed on acquisitions in FY2022E, $175M of which is M&A and $25M of which is Futures PROVEN M&A PLATFORM COMPELLING MUSIC INDUSTRY OPPORTUNITY EXPERIENCED TENURED TEAM EVERGREEN CATALOG AND CONTEMPORARY HITS LEADING INDEPENDENT MUSIC COMPANY COMPETITIVE VALUE ENHANCEMENT CAPABILITIES FINANCIAL HIGHLIGHTS FYE MAR - 31 1 INVESTMENT HIGHLIGHTS FY2021E FY2022E 3 Revenue $80M $104M Revenue Growth (%) 26% 30% Gross Profit $47M $60M Adj. EBITDA 2 $29M $40M

10 10 $1 M $4 M $5 M $6 M $9 M $17 M $20 M $23 M $32 M $45 M $64 M 2 CHAINZ PHILLY GROOVE RECORDS REVERB MUSIC & P&P SONGS MIGOS LOS ANGELES ISLEY BROTHERS CHRYSALIS RECORDS NASHVILLE FS MEDIA HANS ZIMMER TVT BIG LIFE MANAGEMENT 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 DANJA ALI TAMPOSI JAMIE HARTMAN JOEY BADA$$ YOUNG THUG HEARTS BLUFF BOB CREWE LONDON ABU DHABI REVENUE SHAPIRO BERNSTEIN ROSTER SIGNINGS CATALOG ACQUISITIONS OFFICE OPENINGS BEN HARPER COMMODORES INA WROLDSEN SAM SUMSER GROWTH STORY 10

11 11 INDUSTRY

12 12 INDUSTRY 56% 25% 5% 14% $51B $13B $38B 416M 25% 21% 5% 49% $33B $8B $25B 8M MUSIC INDUSTRY IS MASSIVE AND GROWING Source: Wall Street Research 72% 22% 4% 2% $103B $22B $81B 1.2B Digital Performance Synch Physical & Other 2010 2020 2030 CAGR 5% 5% 4% 49% $ 50B $13B $38B 416M CAGR 7% 6% 8% 11% $103B $22B $81B 1.2B $ 32B $8B $ 24B 8M Industry Publishing Recorded Music Paid Streaming Subs

13 13 INDUSTRY INDUSTRY GROWTH DRIVEN BY POWERFUL TAILWINDS Rise Of Digital & Availability Of Streaming Digital CAGR: 14% (2010 - 20) 10% (2020 - 30) 1 Growth Of Paid Streaming Subscribers Paid Subs CAGR : 48% (2010 - 20) 11% (2020 - 30) 2 Growth Of Streaming In Emerging Markets EM to contribute 30% of subs by 2030 vs. mid - single digits today 3 Expansion Of Emerging Music Monetization Platforms 4 Increased Government Intervention To curb piracy and improve monetization rates for content owners 5 Vaccines To Drive Recovery Across Impacted Royalty Streams (Gym/Bars/Restaurants, Synch, Music Releases, Live Performances) 6 Source: Wall Street Research

14 14 WHERE RESERVOIR FITS INTO THE INDUSTRY PUBLISHER MUSIC PUBLISHING ARTISTS SONGWRITERS DIGITAL SERVICES THIRD PARTIES FOREIGN SUB - PUBLISHERS PERFORMING RIGHTS ORGANIZATIONS RECORD LABELS RECORDED MUSIC CONSUMERS PLATFORMS RECORD LABEL ARTISTS 14 MUSIC 101 • CATALOG • FUTURES

15 15 MUSIC PUBLISHING

16 16 COPYRIGHTS (I.E. OWNERSHIP OF MUSICAL COMPOSITION) 130K+ CATALOG EXAMPLES Legacy: • The Isley Brothers • John Denver • Sheryl Crow • Commodores • Leon Russell Active songwriters: • Migos • Ben Harper • 2 Chainz • Ali Tamposi • Young Thug • Jamie Hartman 16 SEGMENT OVERVIEW (83% OF FY2021E REVENUE) MUSIC PUBLISHING YOUNG THUG Music Publishing represented Reservoir’s primary focus from its 2007 inception until its large - scale step towards building its R ecorded Music business in 2019 with the acquisition of Chrysalis Records FY2021E PUBLISHING REVENUE MIX Digital 54% Performance 24% Synchronization 15% Other 7% Music Publishing : 79% $37M Recorded Music & Other: 21% $10M FY2021E TOTAL GROSS PROFIT FY’20E - ’25E Publishing Revenue CAGR: 18% FY’21E Publishing Gross Margin: 56% ORGANIC REVENUE CAGR OVER THE LAST 3 YEARS ON SEASONED COMPOSITIONS 11% NO MUSICAL COMPOSITION ACCOUNTS FOR >3% OF REVENUE 96% OF CATALOG HAS A RETENTION DATE OF >10 YEARS, WITH 76% FOR LIFE OF COPYRIGHT 1 1 Based on 80% of LTM Net Publisher Share (NPS) as of 30 - Jun - 2020 FY’21E Revenue: $67M

17 17 TOP 10 SONGS BY NPS 1 “It’s Your Thing” The Isley Brothers 2.9% (1969) “Yeah” Usher Ft. Lil Jon 0.9% (2004) “Take Me Home, Country Roads” John Denver 1.1% (1971) “In The Mood” Glenn Miller 0.9% (1939) “Middle Child” J. Cole 1.0% (2019) “Señorita” Shawn Mendes & Camila Cabello 0.8% (2019) “Youngblood” 5 Seconds Of Summer 0.9% (2018) “Disco Inferno” The Trammps 0.9% (1976) 1 2 3 4 5 SONGS ACCOUNT FOR 80% 80% OF LTM NPS, WITH NO SONG ACCOUNTING FOR MORE THAN 3% OF LTM NPS 1,857 1,857 6 7 8 9 10 “Bring Me To Life” Evanescence 0.8% (2003) “Ring Of Fire” Johnny Cash 1.3% (1963) 1 LTM Net Publisher Share (NPS) as of 30 - Jun - 2020 MUSIC PUBLISHING

MUSIC PUBLISHING

EXTENSIVE CATALOG OF EVERGREEN COPYRIGHTS & ACTIVE SONGWRITER ROSTER – CATALOG HIGHLIGHTS



POP

- All About That Bass
- All I Wanna Do
- Celebration
- Gimme More
- Havana
- Papa Don't Preach
- Señorita
- Sexyback
- Sorry Not Sorry
- Yeah!



ROCK

- Bring Me To Life
- Higher
- Louie Louie
- My Immortal
- Oh, Pretty Woman
- Only The Lonely
- Paralyzer
- Stop The Rock
- We Built This City
- With Arms Wide Open



R&B/SOUL

- Brick House
- Day-O
- I Want You
- It's Your Thing
- Please Me
- Pony
- Shout
- Summer Breeze
- The Twist
- When A Man Loves A Woman



COUNTRY

- Annie's Song
- Amazed
- Back In Baby's Arms
- Girl Like You
- I'm Comin' Over
- It's Five O'clock Somewhere
- Leaving On Jet Plane
- Ring Of Fire
- Rocky Mountain High
- Save A Horse (Ride A Cowboy)



HIP-HOP

- Bad And Boujee
- Can I Get A…
- Get Low
- Let Me Blow Ya Mind
- Middle Child
- No Problem
- Ready Or Not
- Rockstar
- Still Dre
- This Is America



DANCE/ELECTRONIC

- Disco Inferno
- How Deep Is Your Love
- I Like To Move It
- I Gotta Feeling
- Lean On
- Let Me Love You
- Let Me Think About It
- No More Tears (Enough Is Enough)
- Secrets
- To Paris With Love



JAZZ/STANDARDS

- Georgia On My Mind
- Heart And Soul
- In The Mood
- Lush Life
- Non, Je Ne Regrette Rien
- On The Sunny Side Of The Street
- Skylark
- Take The 'A' Train
- The Nearness Of You
- You're Nobody Till Somebody Loves You



FILM/TV

- America's Got Talent
- Batman Vs. Superman
- Driving Miss Daisy
- Jersey Boys
- Kung Fu Panda
- Lawrence Of Arabia
- Pirates Of The Caribbean Franchise
- The Bridge On The River Kwai
- The Dark Knight
- The Lion King

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19 POP 24% R&B 15% FILM/TV 14% HIP HOP 14% COUNTRY 13% ROCK 9% JAZZ 4% ELECTRONIC 3% OTHER 2% CHRISTIAN 1% STANDARDS 1% OWNED 98% ADMIN 2% 2010s (incl. 2020) 37% 2000s 25% 1960s 9% 1990s 9% 1970s 8% 1980s 3% 1930s 3% 1950s 3% 1920s 1% 1940s 1% MIX BY OWNERSHIP TYPE 1 Nearly 100% of NPS is from owned songs MIX BY GEOGRAPHY 2 Majority of publishing revenue is at source in N.A. and Europe MIX BY RELEASE DATE 1 NPS diversity by decade with majority from > 10 years old MIX BY GENRE 1 Genre diversity enables full coverage of music spectrum 1 Percentages based on LTM per period ending 30 - Jun - 2020 NPS for top tracks 2 Percentages based on 2019 revenues NORTH AMERICA 58% EUROPE 34% ASIA 4% OCEANIA 3% SOUTH AMERICA 1% MUSIC PUBLISHING

20 20 RECORDED MUSIC

RECORDED MUSIC

SEGMENT OVERVIEW (15% OF FY2021E REVENUE)

Reservoir's first foray into the recorded music business initially was in 2012 with the acquisition of Philly Groove.
Reservoir expanded its recorded music segment in 2019 through the acquisition of Blue Raincoat (incl. Chrysalis Records).

26K+
SOUND RECORDINGS COPYRIGHTS
(I.E. "MASTER" RECORDINGS)

TYPICALLY
100%
OWNERSHIP OF EACH MASTER RECORDING

NO MASTER RECORDING ACCOUNTS FOR
>8% REVENUE

~70%
OF REVENUE COMES FROM DIGITAL & STREAMING

CATALOG EXAMPLES

Classics:

- The Isley Brothers
- Sinéad O'Connor
- Commodores, Generation X (Billy Idol)
- Vladimir Horowitz
- The Delfonics

Frontline artists (launched in 2020):

- Laura Marling
- Liz Phair
- William The Conqueror
- Lump

FY 2021E RECORDED REVENUE MIX

FY'20E-'25E Recorded Music Revenue CAGR: 28%
FY'21E Revenue: $12M


Other
10%
Physical
25%
Digital
65%

FY 2021E GROSS PROFIT

FY'21E Recorded Music Gross Margin: 71%


Recorded Music & Other: 21%
$10M
Music Publishing: 79%
$37M

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22 22 TOP 10 TITLES BY NLS 1 “Make Me Smile (Come Up And See Me)” Steve Harley & Cockney Rebel 2.3% (1975) “Always Something There To Remind Me” Naked Eyes 4.2% (1983) “It’s Your Thing” The Isley Brothers 1.6% (1969) “Dancing With Myself” Generation X 3.3% (1980) “Fisherman’s Blues” The Waterboys 1.3% (1988) “A Message To You Rudy” The Specials 1.8% (1979) “The Whole Of The Moon” The Waterboys 3.2% (1985) 2 3 4 5 6 7 8 9 10 “I’d Love To Change The World” Ten Years After 1.2% (1971) “Nothing Compares 2 U” Sinéad O’connor 5.3% (1990) “Middle Child” First Choice 7.9% (2019) 1 80% 80% 347 RECORDINGS ACCOUNT FOR OF LTM NLS AND 100% ARE OWNED FOR LIFE OF COPYRIGHT 80% 80% 347 1 LTM Net Label Share (NLS) as of 30 - Jun - 2020 RECORDED MUSIC

23 CHRYSALIS RECORDS STREAMING GROWTH REDUCES RELIANCE ON PHYSICAL SALES Gross margin: 63% Gross margin: 73% Gross margin expands as physical revenue declines Other Revenue 84% Physical Revenue 16% 2020 Other Revenue 57% Physical Revenue 43% 2013 23 RECORDED MUSIC

24 24 VALUE ENHANCEMENT

25 VALUE ENHANCEMENT 3 YEAR REVENUE CAGR (FY2018 - 21E) RESERVOIR’S VALUE ADD SIGNIFICANTLY OUTPACED INDUSTRY GROWTH HOW WE DO IT… 15% 1 INDUSTRY 7% 2 VALUE ENHANCEMENT SYNCHRONIZATION • Placement of musical compositions into television, film, advertisements, gaming platforms, and toys DIGITAL LICENSING • Digital licensing partnerships with emerging music platforms and e - fitness brands SETTLEMENTS • Representation on industry boards advocating for creators generates settlements from past infringement and enables collaboration on mechanisms for future licensing SAMPLING, COVERS, INTERPOLATIONS, REMIXES • Extract additional value from high - quality catalogs with proactive pitching EDUCATIONAL INITIATIVES • Development of interactive university courses to enhance brand exposure 1 Organic Revenue 2 Wall Street Research

26 TOP SYNCH HIGHLIGHTS “Non, Je Ne Regrette Rien” $350,000 “Day - O” $500,000 “Lean On” $1,050,000 “Take Me Home, Country Roads” $600,000 “Back In Baby’s Arms” $200,000 26 (click to watch) VALUE ENHANCEMENT

27 VIDEO MONETIZATION FITNESS SOCIAL MEDIA DIGITAL SERVICE PROVIDERS DERIVATIVE WORKS DIGITAL LICENSING PRACTICE Source: NMPA US publishing revenue by type 2019 VALUE ENHANCEMENT First indie to sign direct deal with YouTube

28 INDUSTRY BOARD REPRESENTATION AND CREATOR ADVOCACY HAS RESULTED IN SIGNIFICANT VALUE FROM SETTLEMENTS RESERVOIR GENERATED $11M $11M IN SETTLEMENT PAYMENTS OVER THE PAST FOUR YEARS ELECTED BOARD SEAT REPRESENTATION 28 VALUE ENHANCEMENT

29 29 M&A PLATFORM

30 30 M&A PLATFORM 30 M&A OVERVIEW 30 Value Appreciation Through: CAPITAL DEPLOYED OVER PAST $400M+ 13 YEARS 90% OF GROSS PROFIT / COST SYNERGIES FLOW TO EBITDA SUCCESSFUL BOUGHT DOWN MULTIPLES FROM 12.2x TO 10.7x AS OF CY2020 1 12% IRR SINCE 2007 2 1 Multiples reflect weighted average multiples for major acquisitions of $1M or more 2 IRR represents a net return on invested capital since inception (2007) by the majority shareholder marking the investment to ma rket upon close of SPAC merger Proactive synch initiatives Improved distribution agreements Improved neighboring rights contracts Improved royalty collection UNLEVERED

31 31 31 M&A PLATFORM VALUE ENHANCEMENT LEADS TO BOUGHT - DOWN MULTIPLES TOTAL M&A SPEND OVER THE PAST 10 YEARS Date Purchase Price NPS/NLS (At Close) Multiple (At Close) NPS/NLS (CY2020) Multiple (CY2020) Unlevered IRR 2020 $61.4 $3.6 17.0x $3.9 15.8x 8.6% 2019 $50.1 $3.5 14.5x $6.1 8.2x 16.2% 2018 $30.7 $2.5 12.4x $3.2 9.5x 17.7% 2018 $5.9 $0.4 15.0x $0.5 11.8x 13.0% 2017 $7.8 $0.6 13.3x $0.5 14.8x 8.6% 2015 $43.3 $5.7 7.6x 1 $4.7 9.3x 1 12.5% 2014 $44.0 $4.3 10.3x $4.3 10.2x 12.7% 2012 $11.0 $0.9 12.0x $1.6 7.0x 14.0% 2010 $8.4 $1.5 5.4x $2.0 4.1x 21.8% Note: Reflects transactions of +$5M in value that are at least 12 months old 1 When purchased, this catalog contained young copyrights, expanding multiples are natural as they mature 2 Excludes the 2015 transaction that contained young copyrights WEIGHTED AVERAGE ENTRY MULTIPLE 2 WEIGHTED AVERAGE REDUCTION IN MULTIPLE 2 $400M+ 13.5x 2.4x

JOHN DENVER
ANNIE'S SONG
PUNYA PAAP
RED SOLO CUP
TOBY KEITH

M&A PLATFORM

HISTORIC RECORD OF SUCCESS COMBINED WITH AN EXCITING DEAL PIPELINE

204 NEW DEALS CONSIDERED IN FY2020

77 OFFERS MADE
38%[1]

42 DEALS INTO EXCLUSIVITY
21%[1]

39 DEALS CLOSED
19%[1]

WIDESPREAD SOURCING PROGRAM

All-hands sourcing effort means selective acquisition of new catalogs and signing and development of talent worldwide.

- In addition to new deals, Reservoir closed 81% of organic deals sourced in 2020
- Deal sourcing begins with Reservoir's industry relationships, allowing it to remain on the forefront of industry and market trends
- Relationship-driven targeting of prospective deals leads further to off-radar deals, which often come with attractive pricing and metrics
- Reservoir supplements these efforts at various industry events

200+

M&A TARGETS IN OUR CURRENT PIPELINE TOTALING

$600M+

[1] *Based on total offers made, deals into exclusivity, and deals closed as a percentage of new deals considered in FY2020 respectively*

32

USHER
YEAH
HAVANA
KELLY CLARKSON
MONSTER MASH
SORRY NOT SORRY

FUTURES

FUTURES OVERVIEW

$100M+
CAPITAL DEPLOYED

3 YEAR
TYPICAL TERM CONTRACT

10.7x
EFFECTIVE ENTRY MULTIPLE[1]

23%
WEIGHTED AVERAGE IRR[1]

Notable signings:
Ben Harper
Migos
2 Chainz
Young Thug
Just Blaze
Ali Tamposi
Jamie Hartman
A Boogie Wit Da Hoodie

Partnered with songwriters behind hits by today's biggest artists including:

Justin Bieber
Ed Sheeran
Ariana Grande
Bruno Mars

- Attractive risk/return profile
- Avoid crowded price-based auctions
- Access to contemporary music songwriters
- Ability to generate chart topping hits

[1] Based on significant writer signings, which include investments of greater than $1M and are at least 2 years old

33

34 34 10.7x 10.7x $100M+ $100M+ WRITER SIGNINGS GENERATE SIGNIFICANT VALUE TOTAL FUTURES SPEND TO DATE 2014 2016 2017 2018 Billboard #1 topline writer with 30B+ streams to date Ivor Novello - winning songwriter and producer Multi - Platinum - selling rap group with several Billboard #1s Grammy Award - winning rapper 1 2020 figures as of 31 - Dec - 2020 2 Based on actual performance to date and projected performance over the next 10 years, including a terminal value if applicabl e CY2020 1 NPS/NLS MULTIPLE 20.7x 5.6x 5.9x 9.0x 8.3x UNLEVERED IRR 2 22% 61% 18% 46% 27% TOTAL INVESTMENT $7M $3M $6M $9M $3M 34 FUTURES & 2018 4x Grammy Award - winning R&B and pop artist 2012 2011 #1 Billboard, multi - Platinum - selling, Grammy Award - winning rapper 2x Grammy Award - winning, multi - Platinum - selling producer and songwriter $9M $7M 14.5x 8% 24.5x 4% ON SIGNIFICANT WRITER SIGNINGS WE HAVE ACHIEVED 23% 23% IRR ON CY20 NPS

35 35 FINANCIALS

36 FINANCIALS ATTRACTIVE FINANCIAL PROFILE • GROWING ORGANIC REVENUE • STRONG CASH FLOWS • HIGH MARGINS (GROSS & EBITDA)

37 FINANCIALS MODEL OVERVIEW REVENUE MUSIC PUBLISHING COST OF REVENUE GROSS PROFIT OPERATING EXPENSES EBITDA RECORDED MUSIC REVENUE / GROSS ROYALTIES REVENUE / SALES / ROYALTIES ( - ) WRITER ROYALTIES ( - ) ARTIST ROYALTIES = NET PUBLISHER SHARE (NPS) = NET LABEL SHARE (NLS) ( - ) MANUFACTURING & DISTRIBUTION COSTS = EBITDA ( - ) OPERATING EXPENSES OUR INFRASTRUCTURE PROVIDES SUBSTANTIAL OPERATING LEVERAGE, ALLOWING US TO ACQUIRE THE GROSS PROFIT CONTRIBUTION OF ADDITIONAL CATALOGS WITHOUT INCREMENTAL EXPENSE (A&R, LICENSING, GENERAL & ADMINISTRATIVE, TALENT EXPENSE)

38 38 2019A 2020A 2021E 2022E 2023E 2024E 2025E $43 $54 $67 $78 $95 $109 $127 $2 $9 $13 $26 $24 $28 $33 $45 $64 $80 $104 $119 $137 $160 REVENUE ATTRACTIVE BUSINESS MIX FINANCIALS (FYE March - 31 | $ in M) Publishing Revenue Recorded Music & Other Revenue • Assumes $115M SPAC cash in trust and $ 150M PIPE • Assumes $100M annual reinvestments in the business (except FY2022, where a total of $200M is deployed) • Forecast assumes reinvestments split into 75% M&A and 25% futures • Forecast assumes $ 246M cash to balance sheet pro forma for transaction

39 39 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E $ 32 $ 45 $ 64 $ 80 $ 88 $ 91 $ 97 $ 105 $ 53 $ 66 $ 78 $ 81 $ 88 $ 91 $ 97 $ 105 FINANCIALS TRACK RECORD OF ROBUST ORGANIC GROWTH Note: Total values are pro forma adjusted for historical performance of acquisitions 1 Excludes acquisitions after FY2021E; includes reinvestment in futures in the projection period ORGANIC REVENUE GROWTH Organic CAGRs FY2018 - 21E FY2021 - 25E 15% 7% Pro Forma Adjustment As Reported 1

40 40 2019A 2020A 2021E 2022E 2023E 2024E 2025E $15 $21 $29 $40 $47 $57 $68 2019A 2020A 2021E 2022E 2023E 2024E 2025E $26 $36 $47 $60 $68 $78 $90 FINANCIALS GROWTH DRIVEN BY STRENGTH OF CATALOG, FUTURES, & ACQUISITIONS | ASSUMES $115M SPAC & $ 150M PIPE Note: Excludes the effect of any non - cash stock - based compensation expense related to the current option plan 1 Includes public company costs of $4M starting FY2022E and on a pro forma basis for prior historical years for comparison GROSS PROFIT ADJUSTED EBITDA 1 (FYE March - 31 | $ In M) (FYE March - 31 | $ In M) 58% 57% 59% 58% 57% 57% 56% 32% 32% 36% 39% 40% 41% 43% % Margin: % Margin:

41 41 2019A 2020A 2021E 2022E 2023E 2024E 2025E 6.6 x 5.7 x (1.5)x 2.9 x 3.6 x 3.7 x 3.4 x 7.2 x 8.5 x 7.4 x 3.2 x 3.8 x 3.8 x 3.5 x 2019A 2020A 2021E 2022E 2023E 2024E 2025E ($6) $7 $16 $19 $23 $38 $53 FINANCIALS Note: Assumes free cash flow deployed to M&A and futures reinvestment. Assumes excess cash flow used to paydown debt over the pr ojected period. Includes public company costs of $4M starting FY2022E and on a pro forma basis for prior historical years for comparison 1 Adjusted Free Cash Flow excludes cash flow used for acquisitions 2 FY2021E figures are pro forma for the transaction with illustrative $ 246M cash to balance sheet ADJUSTED FREE CASH FLOW 1 GROSS & NET LEVERAGE 2 (FYE March - 31 | $ In M) HIGHLY CASH FLOW GENERATIVE BUSINESS | ASSUMES $115M SPAC & $ 150M PIPE TO HELP FUND GROWTH INCLUDING ACQUISITIONS Gross Leverage Net Leverage

42 42 TRANSACTION SUMMARY

43 43 43 POST TRANSACTION VALUE 3 SOURCES & USES PRO FORMA OWNERSHIP SOURCES & USES AND PRO FORMA EQUITY OWNERSHIP 1 ($ in M, except SPAC share price) 1 Assumes no SPAC shareholder redemption 2 Debt includes a $20M term loan and $180M revolver, and an additional $100M from pipeline acquisition currently under exclusiv ity . Reservoir and the counterparties to this acquisition have certain non - management overlapping shareholders and Board members who will financially benefit from the transaction 3 As of 31 - Dec 2020 pro forma for SPAC transaction and PIPE, less estimated fees and expenses • Reservoir Holdings, Inc. (“Reservoir”) executed a definitive merger agreement to combine with ROTH CH Acquisition II Co. (“ROCC”) a publicly listed special purpose acquisition company with $115M cash in trust • Consideration for Reservoir includes 44.3M shares of ROCC common stock (at $10.00/share = $443M) and the assumption of $294M of net debt (2) • Existing Reservoir shareholders are rolling 100% of their equity as part of the Transaction • The transaction assumes a $150M common stock PIPE at $10.00 per share • Approximate pro forma market capitalization of $740M and enterprise value of $788M • Approximately $246M of new cash to Reservoir

44 44 22% 12% 8% 11% 21% 11% 58% 48% N/A NM 33% 25% 39% 19% 19% NM 18% NM 67% 38% N/A NM 55% NM OPERATIONAL AND VALUATION BENCHMARKING 1 Primary Comparable Companies 2,4 FINANCIALS Revenue CAGR % Gross Margin % EBITDA Margin MEAN: 13% MEAN: 19% MEAN: 25.0x Reservoir Media 3 MEAN: 36% EV / EBITDA Multiple Secondary Comparable Companies 1 Source: S&P Capital IQ as of 13 - Apr - 2021 2 Hipgnosis EBITDA & Margin metrics deemed not meaningful (“NM”) due to company structure 3 Reservoir figures reflect FY21 - 23E Revenue CAGR on a non - organic basis, taking into account the impact of forecasted acquisitio ns made throughout the period (see slide 39 for organic growth), as well as FY22E Margins, EBITDA/GP % and EBITDA multiple; R ese rvoir fiscal year ends March 31; FY22E ends 31 - Mar - 2022 4 UMG Revenue & EBITDA metrics from Visible Alpha consensus estimates; UMG implied Enterprise Value is the average estimate fro m Jefferies, Goldman Sachs, Credit Suisse, J.P. Morgan, Morgan Stanley, ODDO BHF and Societe Generale Q1 2021 Vivendi research rep orts CY2020E – CY2022E CY2021E CY2021E CY2021E EBITDA / Gross Profit % CY2021E MEAN: 46%

45 45 45 BENCHMARKING 13.2 x 18.3 x 16.4 x 16.2 x ACQUIRER TARGET PIPELINE OF ASSETS DATE EV Implied EV / FY2022E Pro Forma Run - Rate Adj. EBITDA for Reservoir 3 BENCHMARKING FOR PRIVATE MARKET TRANSACTIONS Source: Bloomberg, company public filings, Wall Street research 1 Based on FY2022E Pro Forma Run - Rate Gross Profit of $59.5M. Adjusted to give pro forma effect for a $100M pipeline acquisition currently under exclusivity that is expected to contribute $6.7M of run - rate FY22 Gross Profit 2 Round Hill acquired assets valued at $363m that achieved $22.4M of NPS for the trailing twelve months ending 30 - Jun - 2020, imply ing an NPS multiple of 16.2x 3 Calculated based on Reservoir's FY2022E Pro Forma Run - Rate Gross Profit of $59.5M and Adjusted EBITDA of $39.4M 2 1 EV / Gross Profit $788M 20.0 x Nov - 2020 $323M 27.4x Sep - 2017 $245M 24.6x Feb - 2021 $363M 24.3x

THE BUSINESS OF LISTENERSHIP

EMERGING MARKETS

PopArabia

Reservoir owns a majority stake in **PopArabia**, the leading music publisher in the MENA region, founded in 2011 with the Abu Dhabi's government media zone, twofour54.

ESMAA
إسماء

Newly formed subsidiary **ESMAA** is a United Arab Emirates (UAE) rights management entity.

格外音乐
OUTDUSTRY
आउटडस्ट्री

Reservoir is the first publisher to do a deal with China-based company **Outdustry** which pioneered music licensing in China.

MANAGEMENT

Blue Raincoat Artists

UK-based management company **Blue Raincoat Artists**' roster includes 4x Grammy-nominee Phoebe Bridgers, Cigarettes After Sex, L Divine, J.S. Ondara & more.

★ BIG LIFE

UK-based management company **Big Life**'s roster includes Badly Drawn Boy, Bloc Party, joan, We Are Scientists & more.

FILM DIVISION


THE DARK KNIGHT RISES
RIVER KWAI

The company's diversified and award-winning film score repertoire includes standout scores by **Hans Zimmer**, plus classic Hollywood film scores, supported by new box-office score and soundtrack titles through a joint venture with **Atlantic Screen Music**.

ASM
ATLANTIC SCREEN MUSIC

PODCASTS

A new deal with a podcast company will see Reservoir invest in podcast listenership.

46

47 INVESTMENT HIGHLIGHTS LEADING INDEPENDENT MUSIC COMPANY COMPELLING MUSIC INDUSTRY OPPORTUNITY EVERGREEN CATALOG AND CONTEMPORARY HITS COMPETITIVE VALUE ENHANCEMENT CAPABILITIES EXPERIENCED TENURED TEAM PROVEN M&A PLATFORM

48 48 APPENDIX

49 INVESTMENT HIGHLIGHTS PROVEN PLATFORM • $500M+ of invested capital since inception • Deal pipeline includes 200+ potential targets worth over $600M MUSIC INDUSTRY OPPORTUNITY • Global Recorded Music revenues expected to grow 8% (2020 - 2030) • Global Music Publishing revenues expected to grow 6% (2020 - 2030) EXPERIENCED TENURED TEAM • Best in class team of 60 people passionate about music • Decades of experience across management positions at major music companies such as Universal, Warner, and Sony EVERGREEN CATALOG AND CONTEMPORARY HITS • 130K+ copyrights and 26K+ masters • 130+ active songwriters and frontline artists • Long lived assets; 76% of publishing gross profit and 100% of recording gross profit is Life Of Copyright 1 LEADING INDEPENDENT MUSIC COMPANY • Business lines: Music Publishing, Recorded Music, Film Scores, and Management Services • Focused on acquiring catalogs with hit songs and building portfolio diversification • Investing in frontline songwriters and artists with potential for success • Enhancing copyright value through marketing, synchronization, sampling, and new licensing • Network of joint venture, administration, marketing, and distribution partners worldwide FINANCIAL HIGHLIGHTS FYE MAR - 31 2 • 2021E Revenue = $80M • 2021E Revenue Growth (%): 26% • 2021E Gross Profit = $47M • 2021E Adj. EBITDA = $29M 4 • 2022E Revenue = $104M 3 • 2022E Revenue Growth (%): 30% 3 • 2022E Gross Profit = $60M 3 • 2022E Adj. EBITDA = $40M 3,4 COMPETITIVE ADVANTAGES • Value enhancement across the company exceeds industry growth • Unparalleled creative team with stellar reputation among artists and key players in the music industry 1 Based on LTM as of 30 - Jun - 2020 2 Assumes $115M SPAC cash in trust and $150M PIPE deployed at fiscal year end 2021 3 Assumes $200M of capital deployed on futures and acquisitions in FY22E 4 Includes public company costs of $4M starting FY2022E and on a pro forma basis for prior historical years for comparison

MUSIC 101


USHER
YEAH
HAVANA
KELLY CLARKSON
Monster Mash
SORRY NOT SORRY

MUSIC PUBLISHING

IP RIGHTS:
- Songs owned by publisher or songwriter
- **Catalog** = previously released songs
- **Futures** = songwriters under active contract who are writing new songs

PROTECTED ASPECT OF WORK:
- Notes & lyrics

RESPONSIBILITY OF PUBLISHER: *Monetization & exploitation*
- **Catalog**: identify high-quality legacy catalogs and acquire ownership interest in these catalogs
- **Futures**: find songwriters to sign and develop, nurture their skills and pair them with likeminded collaborators; may either have ownership interest in copyright or perform services under an administration agreement
- **Both**: pitch songs for use in film, tv, advertising, videogames, and others; license the right to use the song; collect royalty fees for usage

INCOME:
- Royalty income paid on every version of the song typically split between publisher (NPS) and songwriter (writer's share/royalties)

KEY CASH FLOW METRICS

Revenue / Gross Royalties
(-) Writer Royalties
= Net Publisher Share (NPS)
(-) Operating Expenses
(Artist & Repertoire, Licensing, G&A, Talent Expense)
= EBITDA
Amortization
Advances
Recoupments
Capex

50

51 51 IP RIGHTS: • Collection of master recordings owned by a record label or performing artist PROTECTED ASPECT OF WORK: • Sound recording of a composition RESPONSIBILITY OF RECORD LABEL: Monetization & exploitation • Identify songs and work with producers and artists to create, market and promote recordings • Manufacture and distribute physical product • Pitch songs for use in film, TV, advertising, videogames and others; license the right to use the recording; collect royalty fees for usage • Typically owns master recording outright INCOME: • Royalty income paid only on specific recording of a song • Typically split between label (NLS) and performing artist (artist royalties) MUSIC 101 RECORDED MUSIC KEY CASH FLOW METRICS Revenue / Sales / Royalties ( - ) Artist Royalties ( - ) Manufacturing & Distribution Costs = Net Label Share (NLS) ( - ) Operating Expenses ( Artist & Repertoire, Licensing, G&A, Talent Expense) = EBITDA Amortization Advances Recoupments Capex

52 COVID - 19 IMPACT: DEMAND FOR STREAMING REMAINS STRONG INDUSTRY Source: Wall Street Research 41% of those working from home are more likely to add a new subscription service 24% have added a new Subscription streaming service DEMAND FOR SUBSCRIPTION STREAMING SERVICES HAS CONTINUED TO SHOW STRENGTH DIGITAL GROWTH OFFSETS TEMPORARY DECLINES DUE TO COVID - 19 IN OTHER ROYALTY STREAMS PHYSICAL Temporary store closures; postponement of new releases PERFORMANCE Decline in public use (concerts, bars, Restaurants, gyms) SYNC Weaker advertising demand; disrupted tv/film production DIGITAL Stronger than ever Self - improvement / wellness playlists Children - related and family - friendly music Artists live - streaming content COVID - 19 HAS DRIVEN MIX SHIFT IN CONTENT CONSUMED Catalog hits of familiar favorites New music listening has declined as people seek comfort, familiarity

VALUE ENHANCEMENT


GLENN MILLER
IN THE MOOD

DIGITAL LICENSING PRACTICE

VIDEO MONETIZATION
- First indie to sign direct deal with YouTube
- Four-person team focused on maximizing claims
- 59% outperformance against industry average

YouTube vevo

DERIVATIVE WORKS
- Secured first commercial success story on Tracklib
- "Middle Child" sampled First Choice's 1973 song "Wake Up To Me"
- Generated $1M since Jan-2019 release

TRACKLIB

DIGITAL SERVICE PROVIDERS
- Launched Spotify For Publishers portal
- Launched Spotify songwriter credits and pages
- Launched Apple Songbooks

Spotify MUSIC amazon music

SOCIAL MEDIA
- First Facebook songwriters of the day
- Verifications on Instagram allow for maximum monetization
- Tracking enforcement on TikTok led to settlement and go-forward license facebook Tik Tok

FITNESS
- Preferred partners with Peloton and Equinox
- Tracking & enforcement led to settlement and go-forward deal with Peloton

PELOTON EQUINOX

Source: NMPA US publishing revenue by type 2019

53

54 54 54 FINANCIALS SUMMARY FINANCIALS | ASSUMES $115M SPAC & $ 150M PIPE INCOME STATEMENT HIGHLIGHTS FYE March 31 ($ in M) 2019A 2020A 2021E 2022E 2023E 2024E 2025E ’20 - 25 CAGR Publishing Revenue $43 $54 $67 $78 $95 $109 $ 127 18% Recorded & Other Revenue $2 $9 $13 $26 $24 $28 $33 29% Total Revenue $45 $64 $80 $104 $119 $137 $ 160 20% Percentage Growth YoY 40% 41% 26% 30% 15% 15% 16% Net Publisher Share $25 $29 $37 $40 $50 $56 $64 17% Net Label Share & Other $2 $7 $10 $20 $18 $22 $26 30% Gross Profit $26 $36 $47 $60 $68 $78 $90 20% Gross Margin 58% 57% 59% 58% 57% 57% 56% Adj. EBITDA 1 $15 $ 21 $29 $40 $47 $57 $ 68 27% Adj. EBITDA Margin 32% 32% 36% 39% 40% 41% 43% Note: Excludes the effect of any non - cash stock - based compensation expense related to the current option plan 1 Includes public company costs of $4M starting FY2022E and on a pro forma basis for prior historical years for comparison

FINANCIALS


"34+35 REMIX"
NO. 6

SUMMARY FINANCIALS | ASSUMES $115M SPAC & $150M PIPE

CASH FLOW & BALANCE SHEET HIGHLIGHTS

FYE March 31 ($ in M)	2019A	2020A	2021E	2022E	2023E	2024E	2025E
Cash Flow Highlights							
Adj. EBITDA[1]	$15	$21	$29	$40	$47	$57	$68
Recoupments	10	14	14	12	11	13	17
Interest, W/C Changes & Other	(13)	(6)	(9)	(6)	(5)	(6)	(7)
Cash From Operations	**$12**	**$29**	**$33**	**$46**	**$54**	**$63**	**$78**
Acquisitions	(32)	(108)	(116)	(179)	(76)	(75)	(75)
Advances & Other	(18)	(22)	(17)	(27)	(31)	(25)	(25)
Cash From Investing	**($50)**	**($130)**	**($133)**	**($206)**	**($107)**	**($100)**	**($101)**
Free Cash Flow	(38)	(102)	(100)	(160)	(53)	(37)	(22)
Adjusted Free Cash Flow[2]	**($6)**	**$7**	**$16**	**$19**	**$23**	**$38**	**$53**
Balance Sheet Highlights							
Ending Cash	$9	$58	$258[3]	$10	$10	$10	$10
Ending Debt	105	176	216	128	181	208	241
Net Debt	$96	$118	($42)	$118	$171	$208	$231
Gross Leverage	7.2 x	8.5 x	7.4 x[3]	3.2 x	3.8 x	3.8 x	3.5 x
Net Leverage	6.6 x	5.7 x	(1.5)x[3]	2.9 x	3.6 x	3.7 x	3.4 x

Note: Assumes free cash flow deployed to M&A and futures reinvestment. Assumes excess cash flow used to paydown debt over the projected period. Excludes the effect of any non-cash stock-based compensation expense related to the current option plan

[1] Includes public company costs of $4M starting FY2022E and on a pro forma basis for prior historical years for comparison

[2] Adjusted Free Cash Flow excludes cash for acquisitions

[3] FY2021E figures are pro forma for the transaction with illustrative $246M cash to balance sheet

55

56 56 FINANCIALS Consolidated EBITDA Reconciliation Audited Unaudited ($ in M) FY2019 FY2020 FY2021 FY2022 Net Income $ 3.8 $ 11.5 $ 8.4 $ 18.9 Adjustments Depreciation & Amortization 5.9 9.1 14.7 15.0 Income Tax Expense / (Benefit) 0.5 2.8 0.0 0.0 Interest Expense 6.2 5.8 9.1 5.9 EBITDA $ 16.4 $ 29.1 $ 32.2 $ 39.8 Operating Adjustments Gain on Debt Extinguishment 0.0 (10.6) 0.0 0.0 Exchange (Gain) / Loss (0.8) 0.1 0.0 0.0 Change in Fair Value of IR Swaps 2.8 5.6 0.0 0.0 Share of Earnings in Equity Affiliate (0.0) (0.0) 0.0 0.0 Operating EBITDA $ 18.3 $ 24.2 $ 32.2 $ 39.8 Management Adjustments Non - Recurring Expenses 0.0 0.2 0.5 0.5 Adjusted EBITDA $ 18.3 $ 24.3 $ 32.7 $ 40.3 Public Company Costs (3.7) (3.7) (3.7) 0.0 Normalized Adjusted EBITDA $ 14.6 $ 20.6 $ 29.0 $ 40.3 Note: Excludes the effect of any non - cash stock - based compensation expense related to the current option plan

57 57 FINANCIALS FY22E PRO FORMA RUN - RATE ADJUSTED EBITDA RECONCILIATION FY 2022E Adj. EBITDA $40.3M Less: Partial Year Acquired Adj. EBITDA (6.6)M FY 2022E Organic Adj. EBITDA $33.7M Plus: Full Year Pro Forma Adj. EBITDA from Acquisition Under Exclusivity 1 5.7M FY 2022E Pro Forma Run - Rate Adjusted EBITDA $39.4M Note: Excludes the effect of any non - cash stock - based compensation expense related to the current option plan 1 Purchase price of $100M. Reservoir and the counterparties to this acquisition have certain non - management overlapping shareholde rs and Board members who will financially benefit from the transaction

SELECTED RISK FACTORS

OUR BUSINESS, ABILITY TO EXECUTE OUR STRATEGY, THE PROPOSED BUSINESS COMBINATION AND YOUR INVESTMENT IN OUR SECURITIES ARE SUBJECT TO MANY RISKS. BEFORE MAKING A DECISION TO INVEST IN THE SECURITIES OFFERED HEREBY, YOU SHOULD CAREFULLY EVALUATE AND CONSIDER ALL OF THE RISKS AND UNCERTAINTIES WITH RESPECT TO SUCH INVESTMENT. THESE RISKS INCLUDE, BUT ARE NOT LIMITED, TO THE FOLLOWING:

RISKS RELATED TO RESERVOIR'S OPERATIONS

- OUR RESULTS OF OPERATIONS, CASH FLOWS AND FINANCIAL CONDITION ARE EXPECTED TO CONTINUE TO BE ADVERSELY IMPACTED BY THE CORONAVIRUS PANDEMIC.
- WE MAY BE UNABLE TO COMPETE SUCCESSFULLY IN THE HIGHLY COMPETITIVE MARKETS IN WHICH WE OPERATE, AND WE MAY SUFFER REDUCED PROFITS AS A RESULT.
- OUR PROSPECTS AND FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED IF WE FAIL TO IDENTIFY, SIGN AND RETAIN RECORDING ARTISTS AND SONGWRITERS AND BY THE EXISTENCE OR ABSENCE OF SUPERSTAR RELEASES.
- OUR BUSINESS OPERATIONS IN SOME FOREIGN COUNTRIES SUBJECT US TO TRENDS, DEVELOPMENTS OR OTHER EVENTS WHICH MAY AFFECT US ADVERSELY.
- UNFAVORABLE CURRENCY EXCHANGE RATE FLUCTUATIONS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.
- OUR BUSINESS MAY BE ADVERSELY AFFECTED BY COMPETITIVE MARKET CONDITIONS, AND WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY.
- OUR ABILITY TO OPERATE EFFECTIVELY COULD BE IMPAIRED IF WE FAIL TO ATTRACT AND RETAIN OUR EXECUTIVE OFFICERS.
- A SIGNIFICANT PORTION OF OUR REVENUES ARE SUBJECT TO RATE REGULATION EITHER BY GOVERNMENT ENTITIES OR BY LOCAL THIRD-PARTY COLLECTING SOCIETIES THROUGHOUT THE WORLD AND RATES ON OTHER INCOME STREAMS MAY BE SET BY GOVERNMENTAL PROCEEDINGS, WHICH MAY LIMIT OUR PROFITABILITY.
- AN IMPAIRMENT IN THE CARRYING VALUE OF GOODWILL OR OTHER INTANGIBLE AND LONG-LIVED ASSETS COULD NEGATIVELY AFFECT OUR OPERATING RESULTS AND EQUITY.
- WE MAY NOT HAVE FULL CONTROL AND ABILITY TO DIRECT THE OPERATIONS WE CONDUCT THROUGH JOINT VENTURES.
- IF WE ACQUIRE, COMBINE WITH OR INVEST IN OTHER BUSINESSES, WE WILL FACE RISKS INHERENT IN SUCH TRANSACTIONS.
- THE ENACTMENT OF LEGISLATION LIMITING THE TERMS BY WHICH AN INDIVIDUAL CAN BE BOUND UNDER A "PERSONAL SERVICES" CONTRACT COULD IMPAIR OUR ABILITY TO RETAIN THE SERVICES OF KEY ARTISTS.
- IF OUR RECORDING ARTISTS AND SONGWRITERS ARE CHARACTERIZED AS EMPLOYEES, WE WOULD BE SUBJECT TO EMPLOYMENT AND WITHHOLDING LIABILITIES.
- FULFILLING OUR OBLIGATIONS INCIDENT TO BEING A PUBLIC COMPANY WILL BE EXPENSIVE AND TIME-CONSUMING, AND ANY DELAYS OR DIFFICULTIES IN SATISFYING THESE OBLIGATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FUTURE RESULTS OF OPERATIONS AND OUR STOCK PRICE.
- IF STREAMING ADOPTION OR REVENUES GROWS LESS RAPIDLY OR LEVELS OFF, OUR PROSPECTS AND OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.
- WE ARE SUBSTANTIALLY DEPENDENT ON A LIMITED NUMBER OF DIGITAL MUSIC SERVICES FOR THE ONLINE DISTRIBUTION AND MARKETING OF OUR MUSIC, AND THEY ARE ABLE TO SIGNIFICANTLY INFLUENCE THE PRICING STRUCTURE FOR ONLINE MUSIC STORES AND MAY NOT CORRECTLY CALCULATE ROYALTIES UNDER LICENSE AGREEMENTS.
- BECAUSE OUR SUCCESS DEPENDS SUBSTANTIALLY ON OUR ABILITY TO MAINTAIN A PROFESSIONAL REPUTATION, ADVERSE PUBLICITY CONCERNING US, OUR ARTISTS, OUR SONGWRITERS, OR OUR KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

RISKS RELATED TO INTELLECTUAL PROPERTY AND DATA SECURITY

- FAILURE TO OBTAIN, MAINTAIN, PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS COULD SUBSTANTIALLY HARM OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.
- OUR INVOLVEMENT IN INTELLECTUAL PROPERTY LITIGATION COULD ADVERSELY AFFECT OUR BUSINESS.
- DIGITAL PIRACY COULD ADVERSELY IMPACT OUR BUSINESS.
- IF WE OR OUR SERVICE PROVIDERS DO NOT MAINTAIN THE SECURITY OF INFORMATION RELATING TO OUR CUSTOMERS, EMPLOYEES AND VENDORS AND OUR MUSIC, SECURITY INFORMATION BREACHES THROUGH CYBER SECURITY ATTACKS OR OTHERWISE COULD DAMAGE OUR REPUTATION WITH CUSTOMERS, EMPLOYEES, VENDORS AND ARTISTS, AND WE COULD INCUR SUBSTANTIAL ADDITIONAL COSTS, BECOME SUBJECT TO LITIGATION AND OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED.
- EVOLVING LAWS AND REGULATIONS CONCERNING DATA PRIVACY MAY RESULT IN INCREASED REGULATION AND DIFFERENT INDUSTRY STANDARDS, WHICH COULD INCREASE THE COSTS OF OPERATIONS OR LIMIT OUR ACTIVITIES.
- WE FACE A POTENTIAL LOSS OF CATALOG TO THE EXTENT THAT OUR RECORDING ARTISTS HAVE A RIGHT TO RECAPTURE RIGHTS IN THEIR RECORDINGS UNDER THE U.S. COPYRIGHT ACT.
- WE FACE A POTENTIAL LOSS OF CATALOG TO THE EXTENT THAT OUR SONGWRITERS HAVE A RIGHT TO RECAPTURE RIGHTS IN THEIR COMPOSITIONS UNDER THE U.S. COPYRIGHT ACT.

RISKS RELATED TO RESERVOIR'S LEVERAGE

- OUR LEVERAGE COULD ADVERSELY AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS, LIMIT OUR ABILITY TO REACT TO CHANGES IN THE ECONOMY OR OUR INDUSTRY AND PREVENT US FROM MEETING OUR OBLIGATIONS UNDER OUR INDEBTEDNESS.
- WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH TO SERVICE ALL OF OUR INDEBTEDNESS AND MAY BE FORCED TO TAKE OTHER ACTIONS TO SATISFY OBLIGATIONS UNDER OUR INDEBTEDNESS, WHICH MAY NOT BE SUCCESSFUL.
- OUR DEBT AGREEMENTS CONTAIN RESTRICTIONS THAT LIMIT OUR FLEXIBILITY IN OPERATING OUR BUSINESS.
- DESPITE OUR INDEBTEDNESS LEVELS, WE MAY BE ABLE TO INCUR SUBSTANTIALLY MORE INDEBTEDNESS, WHICH MAY INCREASE THE RISKS CREATED BY OUR INDEBTEDNESS.
- WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. THE ABILITY TO GENERATE CASH OR REFINANCE INDEBTEDNESS AS IT BECOMES DUE DEPENDS ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

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SELECTED RISK FACTORS

RISKS RELATED TO ROCC AND THE BUSINESS COMBINATION

- SPONSOR AND CERTAIN ROCC STOCKHOLDERS AFFILIATED WITH THE SPONSOR HAVE AGREED TO VOTE IN FAVOR OF THE BUSINESS COMBINATION, REGARDLESS OF HOW ROCC'S PUBLIC STOCKHOLDERS VOTE.
- THE SPONSOR, CERTAIN MEMBERS OF THE ROCC BOARD AND CERTAIN ROCC OFFICERS HAVE INTERESTS IN THE BUSINESS COMBINATION THAT ARE DIFFERENT FROM OR ARE IN ADDITION TO OTHER STOCKHOLDERS IN RECOMMENDING THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE BUSINESS COMBINATION AND RELATED PROPOSALS.
- NASDAQ MAY NOT CONTINUE TO LIST ROCC'S SECURITIES, WHICH COULD LIMIT INVESTORS' ABILITY TO MAKE TRANSACTIONS IN ROCC'S SECURITIES AND SUBJECT ROCC TO ADDITIONAL TRADING RESTRICTIONS.
- FUTURE RESALES OF ROCC'S OUTSTANDING SHARES MAY CAUSE THE MARKET PRICE OF ITS SECURITIES TO DROP SIGNIFICANTLY, EVEN IF ITS BUSINESS IS DOING WELL.
- SPONSOR AND CERTAIN ROCC STOCKHOLDERS AFFILIATED WITH THE SPONSOR HAVE AGREED TO INDEMNIFY ROCC TO ENSURE THAT PROCEEDS OF THE TRUST ARE NOT REDUCED BY VENDOR CLAIMS IN THE EVENT A BUSINESS COMBINATION IS NOT CONSUMMATED. SUCH LIABILITY MAY HAVE INFLUENCED THE DECISION OF THE ROCC BOARD TO APPROVE THE BUSINESS COMBINATION AS ALL OF THE MEMBERS OF SUCH BOARD HAVE SO AGREED TO INDEMNIFY ROCC.
- THE EXERCISE OF ROCC'S DIRECTORS' AND OFFICERS' DISCRETION IN AGREEING TO CHANGES OR WAIVERS IN THE TERMS OF THE BUSINESS COMBINATION MAY RESULT IN A CONFLICT OF INTEREST WHEN DETERMINING WHETHER SUCH CHANGES TO THE TERMS OF THE BUSINESS COMBINATION OR WAIVERS OF CONDITIONS ARE APPROPRIATE AND IN ROCC'S STOCKHOLDERS' BEST INTEREST.
- IF ROCC IS UNABLE TO COMPLETE THE PROPOSED BUSINESS COMBINATION OR ANOTHER INITIAL BUSINESS COMBINATION BY DECEMBER 15, 2022, ROCC WILL CEASE ALL OPERATIONS EXCEPT FOR THE PURPOSE OF WINDING UP, REDEEMING 100% OF THE OUTSTANDING PUBLIC SHARES AND, SUBJECT TO THE APPROVAL OF ITS REMAINING STOCKHOLDERS AND THE ROCC BOARD, DISSOLVING AND LIQUIDATING. IN SUCH EVENT, THIRD PARTIES MAY BRING CLAIMS AGAINST ROCC AND, AS A RESULT, THE PROCEEDS HELD IN THE TRUST ACCOUNT COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS COULD BE LESS THAN $10.00 PER SHARE.
- ROCC'S STOCKHOLDERS MAY BE HELD LIABLE FOR CLAIMS BY THIRD PARTIES AGAINST ROCC TO THE EXTENT OF DISTRIBUTIONS RECEIVED BY THEM.
- ACTIVITIES TAKEN BY EXISTING ROCC STOCKHOLDERS TO INCREASE THE LIKELIHOOD OF APPROVAL OF THE BUSINESS COMBINATION AND THE OTHER TRANSACTIONS CONTEMPLATED IN CONNECTION THEREWITH COULD HAVE A DEPRESSIVE EFFECT ON ROCC'S STOCK.
- ROCC'S STOCKHOLDERS WILL EXPERIENCE DILUTION AS A CONSEQUENCE OF, AMONG OTHER TRANSACTIONS, THE ISSUANCE OF ROCC'S COMMON STOCK AS CONSIDERATION IN THE BUSINESS COMBINATION AND THE PIPE INVESTMENT. HAVING A MINORITY SHARE POSITION MAY REDUCE THE INFLUENCE THAT ROCC'S CURRENT STOCKHOLDERS HAVE ON THE MANAGEMENT OF ROCC.
- A SIGNIFICANT PORTION OF ROCC'S COMMON STOCK FOLLOWING THE BUSINESS COMBINATION WILL BE RESTRICTED FROM IMMEDIATE RESALE, BUT MAY BE SOLD INTO THE MARKET IN THE FUTURE. THIS COULD CAUSE THE MARKET PRICE OF ROCC'S COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF ROCC'S BUSINESS IS DOING WELL.
- THE SPONSOR AND CERTAIN ROCC STOCKHOLDERS AFFILIATED WITH THE SPONSOR WILL BENEFICIALLY OWN A SIGNIFICANT EQUITY INTEREST IN ROCC AND MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.
- SUBSTANTIAL FUTURE SALES OF SHARES OF ROCC'S COMMON STOCK COULD CAUSE THE MARKET PRICE OF ROCC'S COMMON STOCK TO DECLINE.
- RESERVOIR'S OPERATING AND FINANCIAL RESULTS FORECASTS, WHICH WERE PRESENTED TO THE ROCC BOARD, MAY NOT PROVE ACCURATE.
- ROCC AND RESERVOIR HAVE INCURRED AND EXPECT TO INCUR SIGNIFICANT COSTS ASSOCIATED WITH THE BUSINESS COMBINATION. WHETHER OR NOT THE BUSINESS COMBINATION IS COMPLETED, THE INCURRENCE OF THESE COSTS WILL REDUCE THE AMOUNT OF CASH AVAILABLE TO BE USED FOR OTHER CORPORATE PURPOSES BY ROCC IF THE BUSINESS COMBINATION IS NOT COMPLETED.
- IF ROCC IS UNABLE TO COMPLETE AN INITIAL BUSINESS COMBINATION, ROCC'S WARRANTS MAY EXPIRE WORTHLESS.
- OUR ABILITY TO SUCCESSFULLY EFFECT THE BUSINESS COMBINATION AND TO BE SUCCESSFUL THEREAFTER WILL BE DEPENDENT UPON THE EFFORTS OF CERTAIN KEY PERSONNEL, INCLUDING THE KEY PERSONNEL OF RESERVOIR WHOM ROCC EXPECTS TO STAY WITH THE POST-COMBINATION BUSINESS FOLLOWING THE BUSINESS COMBINATION. THE LOSS OF KEY PERSONNEL COULD NEGATIVELY IMPACT THE OPERATIONS AND PROFITABILITY OF THE POST-COMBINATION BUSINESS AND ITS FINANCIAL CONDITION COULD SUFFER AS A RESULT.
- ROCC AND RESERVOIR WILL BE SUBJECT TO BUSINESS UNCERTAINTIES AND CONTRACTUAL RESTRICTIONS WHILE THE BUSINESS COMBINATION IS PENDING.
- UNANTICIPATED CHANGES IN EFFECTIVE TAX RATES OR ADVERSE OUTCOMES RESULTING FROM EXAMINATION OF ROCC'S AND RESERVOIR'S INCOME OR OTHER TAX RETURNS COULD ADVERSELY AFFECT THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE POST-COMBINATION BUSINESS.
- IF ROCC'S DUE DILIGENCE INVESTIGATION OF RESERVOIR'S BUSINESS WAS INADEQUATE, THEN STOCKHOLDERS OF ROCC FOLLOWING THE BUSINESS COMBINATION COULD LOSE SOME OR ALL OF THEIR INVESTMENT.
- FOLLOWING THE CONSUMMATION OF THE BUSINESS COMBINATION, ROCC'S ONLY SIGNIFICANT ASSET WILL BE ITS OWNERSHIP INTEREST IN RESERVOIR'S BUSINESS AND SUCH OWNERSHIP MAY NOT BE SUFFICIENTLY PROFITABLE OR VALUABLE TO ENABLE ROCC TO PAY ANY DIVIDENDS ON ROCC'S COMMON STOCK OR SATISFY ROCC'S OTHER FINANCIAL OBLIGATIONS.
- SUBSEQUENT TO THE COMPLETION OF THE BUSINESS COMBINATION, ROCC MAY BE REQUIRED TO TAKE WRITE-DOWNS OR WRITE-OFFS, RESTRUCTURING AND IMPAIRMENT OR OTHER CHARGES THAT COULD HAVE A SIGNIFICANT NEGATIVE EFFECT ON ROCC'S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND ROCC'S STOCK PRICE, WHICH COULD CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT.
- A MARKET FOR ROCC'S SECURITIES MAY NOT CONTINUE, WHICH WOULD ADVERSELY AFFECT THE LIQUIDITY AND PRICE OF ROCC'S SECURITIES.
- IF THE BUSINESS COMBINATION'S BENEFITS DO NOT MEET THE EXPECTATIONS OF INVESTORS, STOCKHOLDERS OR FINANCIAL ANALYSTS, THE MARKET PRICE OF ROCC'S SECURITIES MAY DECLINE.
- ROCC'S QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY FOLLOWING THE BUSINESS COMBINATION.
- IF, FOLLOWING THE BUSINESS COMBINATION, SECURITIES OR INDUSTRY ANALYSTS DO NOT PUBLISH OR CEASE PUBLISHING RESEARCH OR REPORTS ABOUT ROCC, ITS BUSINESS, OR ITS MARKET, OR IF THEY CHANGE THEIR RECOMMENDATIONS REGARDING ROCC'S COMMON STOCK ADVERSELY, THEN THE PRICE AND TRADING VOLUME OF ROCC'S COMMON STOCK COULD DECLINE.
- THERE IS NO GUARANTEE THAT AN ACTIVE AND LIQUID PUBLIC MARKET FOR SHARES OF ROCC'S COMMON STOCK WILL DEVELOP FOLLOWING THE CONSUMMATION OF THE BUSINESS COMBINATION.
- ROCC MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING TO FUND ITS OPERATIONS OR GROWTH.
- CHANGES IN LAWS, REGULATIONS OR RULES, OR A FAILURE TO COMPLY WITH ANY LAWS, REGULATIONS OR RULES, MAY ADVERSELY AFFECT ROCC'S BUSINESS, INVESTMENTS AND RESULTS OF OPERATIONS.

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